 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-295470
PROSPECTUS SUPPLEMENT
(to Prospectus dated April 30, 2026)
75,000,000 Shares
Rivian Automotive, Inc.
Class A common stock

We are offering 75,000,000 shares of our Class A common stock, par value $0.001 per share (“Class A common stock”).
Our Class A common stock is listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “RIVN.” On July 6, 2026, the last reported sale price of our Class A common stock on Nasdaq was $20.14 per share.
	Per Share	Total
Public offering price	$15.5000	$1,162,500,000
Underwriting discounts and commissions(1)	$0.2325	$17,437,500
Proceeds before expenses, to us	$15.2675	$1,145,062,500

(1)
See “Underwriting” for a description of the compensation payable to the underwriters.

We intend to grant the underwriters an option for a period of 30 days to purchase up to an additional 11,250,000 shares of our Class A common stock, less the underwriting discounts and commissions set forth above.

Investing in our Class A common stock involves a high degree of risk. See the section titled “Risk Factors” beginning on page S-5 of this prospectus supplement and the other risk factors that we incorporate by reference into this prospectus supplement and the accompanying prospectus.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares to purchasers on or about July 9, 2026.
Goldman Sachs & Co. LLC
Allen & Company LLC	Barclays	J.P. Morgan	Morgan Stanley	Wells Fargo Securities
BNP PARIBAS	Citigroup	Deutsche Bank Securities	Mizuho	MUFG	SMBC Nikko
BofA Securities	BTIG
Academy Securities	Mischler Financial Group, Inc.	Siebert Williams Shank
The date of this prospectus supplement is July 7, 2026

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ABOUT THIS PROSPECTUS SUPPLEMENT
This document contains two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also supplements and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering. Generally, when we refer to the prospectus, we are referring to this prospectus supplement and the accompanying prospectus combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.
Neither we nor the underwriters have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus supplement and the accompanying prospectus, and any documents incorporated by reference herein or therein, and any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.
We and the underwriters are offering to sell, and seeking offers to buy, shares of our Class A common stock only in jurisdictions where offers and sales are permitted. For investors outside the United States, we and the underwriters have not done anything that would permit this offering or possession or distribution of this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering must inform themselves about, and observe any restrictions relating to, the offering of the shares of common stock and the distribution of this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering outside the United States.
The information contained in this prospectus supplement and the accompanying prospectus is accurate only as of the date of this prospectus supplement or the date of the accompanying prospectus, as applicable, and the information in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date of those respective documents, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our Class A common stock. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus in making your investment decision. You should read this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering, as well as the documents incorporated by reference herein and therein and the additional information described under “Where You Can Find More Information; Incorporation by Reference” in this prospectus supplement and in the accompanying prospectus, before investing in our Class A common stock.
When we refer to “Rivian,” “we,” “our,” “us” and the “Company” in this prospectus supplement, we mean Rivian Automotive, Inc. and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.
We have proprietary rights to trademarks, trade names, and service marks appearing in this prospectus supplement that are important to our business. Solely for convenience, the trademarks, trade names, and service marks may appear in this prospectus supplement without the ®, TM and SM symbols, but any such references are not intended to indicate, in any way, that we forgo or will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, trade names, and service marks. All trademarks, trade names, and service marks appearing in this prospectus supplement are the property of their respective owners.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference contain forward-looking statements. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein may be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “forecasts,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. Forward-looking statements contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein include, but are not limited to, statements regarding our future results of operations and financial position, industry and business trends, equity compensation, business strategy, plans, market growth, facility construction, regulatory and political developments, current and expected future investments by Volkswagen-US Holding, Inc. (together with Volkswagen Aktiengesellschaft and their respective affiliates, “Volkswagen Group”), our partnership with and current and expected future investments pursuant to the subscription agreement with SMB Holding Corporation and Uber Technologies, Inc. (together with their affiliates, “Uber Technologies”) and funding of the DOE Loan (as defined herein).
The forward-looking statements in this prospectus supplement, the accompany prospectus and the documents incorporated by reference herein and therein are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition, and results of operations. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the important factors discussed in the “Risk factors” section of this prospectus supplement, the Risk Factors incorporated by reference herein from Part I, Item 1A “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025 and from Part II, Item 1A “Risk Factors” in our Quarterly Report on Form 10-Q for the three months ended March 31, 2026, as well as other important factors discussed herein, in the accompanying prospectus and in the documents incorporated by reference herein and therein. The forward-looking statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein are based upon information available to us as of the date hereof, and while we believe such information is a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements.
You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein with the understanding that our actual future results, performance, and achievements may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements. These forward-looking statements speak only as of the date of this prospectus supplement. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained in this prospectus supplement, whether as a result of any new information, future events or otherwise.
Our business is subject to a number of risks and uncertainties, including those described in the “Risk factors” section of this prospectus supplement (or incorporated by reference herein). The principal risks and uncertainties affecting our business include the following:
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We are a growth stage company with limited operating history and a history of losses. We expect to incur significant expenses and continuing losses for the foreseeable future and may not be able to achieve or maintain profitability in the future.

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We expect to continue to incur significant cost of revenues, operating expenses, and capital expenditures, and we may underestimate or not effectively manage the cost of revenues, operating expenses, and capital expenditures associated with our business and operations.

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We will require additional financings to raise capital to support our business, which may not be available in a timely manner or on terms that are acceptable, or at all.

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The success of our business depends on attracting and retaining a large number of consumers and maintaining strong demand for our vehicles, software and services. If we are unable to do so, we will not be able to achieve profitability.

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The automotive and value added software and services markets in which we operate are highly competitive, and we may not be successful in competing in these markets.

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Our future growth is dependent on the demand for, and upon customers’ willingness to adopt, electric vehicles (“EVs”).

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Our long-term results depend upon our ability to successfully introduce, integrate, and market new products and services, which may expose us to new and increased challenges and risks, and any inability to do so could materially and adversely affect our business, prospects, financial condition, results of operations, and cash flows.

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We have experienced, and may in the future experience, significant delays in the manufacture and delivery of our vehicles, which could harm our business, prospects, financial condition, results of operations, and cash flows.

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We must continue to develop complex software and hardware in coordination with the Joint Venture and our other vendors and suppliers to reach mass production for our vehicles, and there can be no assurance such systems will be successfully developed or integrated on a timely basis or at all, or perform effectively once integrated.

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We are subject to risks associated with our joint venture with Volkswagen Group, including that a significant portion of our software and services revenues has been from Volkswagen Group. If the joint venture does not meet its operational objectives, or we do not achieve the anticipated incremental benefits and future revenue opportunities as a result of the joint venture then our business, prospects, financial condition, results of operations, and cash flows could be materially and adversely affected.

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We may be subject to risks associated with additional strategic alliances or acquisitions.

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We have experienced, and could experience in the future, cost increases and disruptions in supply of raw materials, components or equipment used to produce our vehicles.

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We are dependent on establishing and maintaining relationships with vendors and suppliers necessary for the production of our products and services, a significant number of which are single or limited source suppliers, and effectively managing the risks due to such relationships.

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We may not be able to accurately estimate the supply and demand for our vehicles, which could result in a variety of inefficiencies in our business and hinder our ability to generate revenues and profits. If we fail to accurately predict our manufacturing requirements, we could incur additional costs or experience delays.

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If we fail to scale our business operations or otherwise manage our future growth effectively as we attempt to rapidly grow the business, we may not be able to produce, market, service and sell (or lease) our vehicles, software and services successfully.

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A significant portion of our automotive revenues has been from one customer that is an affiliate of one of our principal stockholders. If we are unable to maintain this relationship, or if this customer purchases significantly fewer vehicles than we currently anticipate, then our business, prospects, financial condition, results of operations, and cash flows could be materially and adversely affected.

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We are highly dependent on the services and reputation of Robert J. Scaringe, our Founder and Chief Executive Officer.

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The unavailability, reduction or elimination of government and economic incentives and credits could have a material adverse effect on our business, prospects, financial condition, results of operations, and cash flows.

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We may not be able to obtain or agree on acceptable terms and conditions for all or a significant portion of the government grants, loans and other incentives, including regulatory credits, for which

S-iv

we apply or are approved for. As a result, our business, prospects, financial condition, results of operations, and cash flows could be materially and adversely affected.
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Breaches in data security, failure of our computer systems, hardware, software, technology infrastructure, online sites, and networks for both internal and external operations, cyber-attacks or other security or privacy-related incidents affecting us or our vendors and suppliers could have a material adverse effect on our reputation and brand, harm our business, prospects, financial condition, results of operations, and cash flows, and subject us to legal or regulatory fines or damages.

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We are, and may in the future become, subject to patent, trademark and/or other intellectual property infringement claims, which may be time-consuming, cause us to incur significant liability, and increase our costs of doing business.

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Our business has been and may continue to be adversely affected by trade tariffs or other trade barriers.

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We are subject to export and import control laws, and non-compliance with such laws can subject us to civil or criminal liability and other serious consequences, which can harm our business.

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Our vehicles are subject to motor vehicle safety standards and the failure to satisfy such mandated safety standards would have a material adverse effect on our business, prospects, financial condition, results of operations, and cash flows.

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We may be exposed to delays, limitations, and risks related to permits and other approvals required to build, operate, or expand operations at our manufacturing facilities and face risks in connection with the construction and development of facilities to support R2 in our Normal Factory and our Stanton Springs North Facility.

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Other factors described under the heading “Risk Factors” in this prospectus supplement, the accompanying prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2025 and Quarterly Report on Form 10-Q for the three months ended March 31, 2026, and in our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, in each case, filed with the SEC.

You should not place undue reliance on our forward-looking statements and you should not rely on forward-looking statements as predictions of future events. The results, events, and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events, or circumstances could differ materially from those described in the forward-looking statements. The forward-looking statements made in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein should not be construed by you to be exhaustive and speak only as of the date on which they were made. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date on which such statements were made or to reflect new information or the occurrence of unanticipated events, except as required by law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

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PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information included or incorporated by reference in this prospectus supplement. Because this is only a summary, it does not contain all of the information that may be important to you. For a more complete understanding of our business and financial affairs, you should read this entire prospectus supplement and the other documents incorporated by reference in this prospectus supplement before making a decision whether to invest in our securities. See “Where You Can Find More Information; Incorporation by Reference.”
Overview
Rivian is an American automotive technology company that develops and manufactures category-defining electric vehicles as well as vertically integrated technologies and services. Through innovation across its electrical architecture, end-to-end software, autonomous driving platform, artificial intelligence, and propulsion, the Company creates vehicles that excel at work and play with the goal of accelerating the global transition to zero-emission transportation and energy. Rivian vehicles are manufactured in the United States and are sold directly to consumer and commercial customers. Whether taking families on new adventures or electrifying fleets at scale, Rivian vehicles all share a common goal — preserving the natural world for generations to come.
Interconnected by our AI platform, Rivian unified intelligence underpins our products and suite of software and services including Autonomy+, designed to deliver fast-paced innovation cycles, structural cost advantages, and exceptional customer experiences.
Recent Developments
On July 6, 2026, we announced certain preliminary and unaudited estimates of selected financial information as of and for the three months ended June 30, 2026 as set forth below. The unaudited selected financial information as of and for the three months ended June 30, 2026 reflects our preliminary estimates with respect to such results based on currently available information and is subject to completion of our financial closing procedures. Our financial closing procedures for the three months ended June 30, 2026 are not yet complete and, as a result, our actual results may vary from the estimated preliminary results presented here and will not be finalized until after the completion of this offering.
These estimates should not be viewed as a substitute for our full interim or annual financial statements prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). Further, our preliminary estimated results are not necessarily indicative of the results to be expected for any future period as a result of various factors, including, but not limited to, those discussed in the sections titled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements”. This information should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for prior periods incorporated by reference into this offering memorandum.
The preliminary estimates presented below have been prepared by, and are the responsibility of, management. KPMG LLP, our independent registered public accounting firm, has not audited, reviewed, compiled, or performed any procedures with respect to the preliminary financial information. Accordingly, KPMG LLP does not express an opinion or any other form of assurance with respect thereto.
The following table provides our preliminary estimates of total consolidated revenues for the three months ended June 30, 2026:
	Three Months Ended June 30, 2025	Three Months Ended June 30, 2026
(in billions)	Actual	Estimated — High	Estimated — Low
Total revenues	$1.30	$1.65	$1.55
We expect total consolidated revenues to increase for the three months ended June 30, 2026 as compared to the three months ended June 30, 2025, primarily due to an increase in vehicle deliveries, partially offset by lower average selling prices resulting from a higher mix of commercial vans, as well as increases in vehicle electrical architecture and software development services and revenues related to regulatory credits.
The following table provides our preliminary estimated balance of cash, cash equivalents, and short-term investments as of June 30, 2026:
	March 31, 2026	June 30, 2026
(in billions)	Actual	Estimated
Cash, cash equivalents, and short-term investments	$4.8	$5.3
Corporate Information
We were incorporated on March 26, 2015 as Rivian Automotive, Inc., a Delaware corporation. Our principal executive offices are located at 14600 Myford Road, Irvine, CA 92606, and our telephone number is (888) 748-4261. Our website address is www.rivian.com. Information contained on, or that can be accessed through, our website does not constitute part of this prospectus supplement, and the inclusion of our website address in this prospectus supplement is an inactive textual reference only.

The Offering
Issuer
Rivian Automotive, Inc.
Class A common stock offered by us in this offering
75,000,000 shares.
Option to purchase additional shares of Class A common stock
We intend to grant the underwriters an option for a period of 30 days to purchase up to an additional 11,250,000 shares of our Class A common stock at the public offering price, less the underwriting discounts and commissions.
Class A common stock to be outstanding immediately after this offering
1,432,206,073 shares (or 1,443,456,073 shares if the underwriters’ option to purchase additional shares from us is exercised in full).
Shares of Class B common stock to be outstanding immediately after this offering
3,912,500 shares.
Use of proceeds
We estimate that the net proceeds to us from our sale of shares of Class A common stock in this offering, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $1.14 billion (or approximately $1.32 billion if the underwriters exercise their option to purchase additional shares in full).
We intend to use these proceeds for general corporate purposes, including funding of certain equity contribution requirements pursuant to the DOE Loan. See “Use of Proceeds.”
Voting rights
We have two classes of common stock, Class A and Class B common stock, par value $0.001 per share (the “Class B common stock”). Holders of shares of our Class A common stock and our Class B common stock will generally vote together as a single class on all matters submitted to a vote of our stockholders unless otherwise required by Delaware law or our restated certificate of incorporation. Each share of our Class A common stock entitles its holders to one vote per share and each share of our Class B common stock entitles its holders to ten votes per share. See “Description of Capital Stock” in the accompanying prospectus for additional information.
Risk factors
Investing in our Class A common stock involves a high degree of risk. See “Risk Factors” on page S-5 of this prospectus supplement and the sections titled “Risk Factors” in the accompanying prospectus and in the documents incorporated by reference herein and therein for a discussion of factors that you should consider carefully before deciding to invest in our Class A common stock.
Nasdaq symbol
“RIVN”
The number of shares of our common stock that will be outstanding after this offering is based on 1,357,206,073 shares of our Class A common stock and 3,912,500 shares of our Class B common stock outstanding as of June 1, 2026, and excludes:
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77,655,638 shares of our Class A common stock issuable upon the exercise of outstanding stock options as of June 1, 2026, with a weighted-average exercise price of $12.55 per share;

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85,351,207 shares of Class A common stock issuable upon the vesting and settlement of restricted stock units (“RSUs”) outstanding as of June 1, 2026;

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11,242,532 shares of our Class A common stock issuable upon the exercise of warrants outstanding as of June 1, 2026 at an exercise price of $6.84 per share;

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74,515,650 shares of our Class A common stock issuable upon the conversion of $1,500,000,000 aggregate principal amount of our 4.625% green convertible senior notes due 2029 (the “2029 Convertible Notes”), outstanding as of June 1, 2026, at a conversion rate of 49.6771 shares per $1,000 aggregate principal amount of notes;

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74,052,525 shares of our Class A common stock issuable upon the conversion of $1,725,000,000 aggregate principal amount of our 3.625% green convertible senior notes due 2030 (the “2030 Convertible Notes” and, together with the 2029 Convertible Notes, the “Convertible Notes”), outstanding as of June 1, 2026, at a conversion rate of 42.9290 shares per $1,000 aggregate principal amount of notes; and

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stock reserved for issuance pursuant to awards under our incentive compensation plans.

Unless otherwise indicated, all information in this prospectus supplement assumes or gives effect to:
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no exercise of the outstanding options or settlement of the outstanding RSUs referred to above;

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no exercise of the underwriters’ option to purchase additional shares from us; and

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no conversion of the outstanding Convertible Notes.

RISK FACTORS
Before you invest in our Class A common stock, you should carefully consider the risks described below and in the sections titled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, which are incorporated herein by reference, as well as any amendment or update thereto reflected in our subsequent filings with the SEC. You should consider carefully the risk factors discussed therein and below, and all other information contained in or incorporated by reference in this prospectus supplement before making an investment decision. The following risks may adversely impact our business, financial condition and operating results. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.
Risks Related to the Offering and Ownership of Our Class A Common Stock
The price of our Class A common stock has been, and may continue to be, volatile or may decline regardless of our operating performance.
The market price of our Class A common stock has fluctuated and may continue to fluctuate significantly in response to numerous factors, many of which are beyond our control, including:
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actual or anticipated fluctuations in our financial condition and results of operations;

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the projections and any other guidance we provide to the public, any decision to withdraw or not to provide projections or guidance due to external economic conditions or otherwise, and any changes in or failure to meet, such projections or guidance;

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failure of securities analysts to maintain coverage of Rivian, changes in financial estimates or ratings by any securities analysts who follow Rivian or our failure to meet these estimates or the expectations of analysts or investors;

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announcements by us or our competitors of significant technical innovations, acquisitions, strategic partnerships, joint ventures, results of operations, capital commitments, or changes to EV production plans;

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lower-than-anticipated industry wide EV adoption rates or perception that EV demand is slowing;

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changes in stock market valuations and operating performance of other EV companies generally, or those in our industry in particular;

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price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;

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economic conditions, such as recessions, changes in inflation or interest rates, and slow or negative growth of our markets;

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significant changes in our board of directors or management;

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market reaction to any of our strategic partners, including Amazon, Volkswagen Group or Uber Technologies;

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sales of large blocks of our common stock, including sales by our Founder, our executive officers and directors or investors;

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lawsuits threatened or filed against us;

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actual or anticipated changes in United States and non-United States laws, regulations or government policies applicable to our business;

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changes in our capital structure, such as future issuances of debt, equity or equity-linked securities, including, but not limited to, Volkswagen Group’s proposed debt and equity investments in us or Uber Technologies’ proposed equity investments in us;

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short sales, hedging and other derivative transactions involving our capital stock, including by holders of our green convertible unsecured senior notes due 2029 (the “2029 Green Convertible Notes”) or green convertible unsecured senior notes due 2030 (the “2030 Green Convertible Notes”

and, together with the 2029 Convertible Notes, the “Convertible Notes”) that employ a convertible arbitrage strategy with respect to such notes;
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anticipated conversions of the 2029 Green Convertible Notes and 2030 Green Convertible Notes into shares of Class A common stock;

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other events or factors, including those resulting from war, military conflicts, geopolitical tensions, political instability, economic sanctions, incidents of terrorism or responses to these events, pandemics or natural disasters; and

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the other factors described in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein.

The stock market in general, and the market for technology companies and EV companies in particular, has experienced extreme price and volume fluctuations, which in many cases have been unrelated or disproportionate to the results of operations of those companies. Significant declines in the market price of our Class A common stock could also impact customer confidence in the Company, which could have an adverse impact on our sales. Market fluctuations could result in extreme volatility in the price of shares of our Class A common stock, which could cause a decline in the value of a stockholder’s investment. Price volatility may be greater if the public float and trading volume of shares of our Class A common stock is low. Following periods of such volatility in the market price of a company’s securities, securities class action litigation has often been brought against that company. Such litigation could result in substantial costs and divert management’s attention and resources from our business.
Our executive officers, directors and principal stockholders, if they choose to act together, maintain significant voting power.
Our executive officers, directors, and stockholders who owned more than 5% of our outstanding common stock before our IPO and their respective affiliates, in the aggregate, hold shares representing approximately 30.0% of the voting power of our outstanding capital stock as of May 5, 2026 and could significantly influence all matters submitted to our stockholders for approval, as well as our management and affairs, particularly if they were to choose to act together. For example, these persons, if they choose to act together, would control or significantly influence the election of directors and approval of any merger, consolidation, or sale of substantially all of our assets, regardless of whether or not other stockholders believe that such action is in their best interest. This concentration of ownership control may delay or prevent a change in control; entrench our management and our board of directors, or impede a merger, consolidation, takeover, or other business combination involving us that other stockholders may desire.
In addition, each share of our Class B common stock is entitled to ten votes, while each share of our Class A common stock entitles its holder to one vote. An affiliate of our Founder and CEO, Robert J. Scaringe, holds all outstanding shares of our Class B common stock. Due to our dual class structure, affiliates of Dr. Scaringe hold shares of our common stock representing, in the aggregate, approximately 3.6% of the voting power of our outstanding capital stock but 1.09% of the total shares of common stock outstanding as of May 5, 2026. Pursuant to the terms of our restated certificate of incorporation, in November 2026, on the five-year anniversary of the closing of our IPO, all issued and outstanding shares of Class B common stock will automatically convert into an equivalent number of shares of Class A common stock.
In addition, while we do not expect to issue any additional shares of Class B common stock, any future issuances of Class B common stock would be dilutive to holders of Class A common stock.
We cannot predict the impact our dual class structure may have on the market price of our Class A common stock.
We cannot predict whether our dual class structure will result in a lower or more volatile market price of our Class A common stock, in adverse publicity, or in other adverse consequences. Certain index providers exclude companies with multiple class share structures in certain of their indices. As a result, our dual class capital structure makes us ineligible for inclusion in any of these indices. Given the sustained flow of investment funds into passive strategies that seek to track certain indices, exclusion from stock indices would likely preclude investment by many of these funds and could make our Class A common stock less attractive to other investors. As a result, the market price of our Class A common stock could be materially adversely affected. Our dual class structure will terminate in November 2026 on the five-year anniversary of the closing of our IPO.
Sales, directly or indirectly, of a substantial amount of our Class A common stock in the public markets by our existing security holders may cause the price of our Class A common stock to decline.
Sales of a substantial number of shares of our Class A common stock or sales of securities convertible into shares of our Class A common stock into the public market, and particularly sales by our directors, executive officers, and principal stockholders, or the perception that these sales might occur, could cause the market price of our Class A common stock to decline. We are unable to predict the timing or effect of such sales on the market price of our Class A common stock.
As of June 1, 2026, other than the restrictions under the lock-up agreements executed in connection with the offering, there are no other limitations on the sale or disposition of our shares in the public market by our directors and officers, except that any shares held by our affiliates, as defined in Rule 144 under the Securities Act, would only be able to be sold in compliance with Rule 144. In addition, as of June 1, 2026, we had warrants, stock options and RSUs outstanding, as well as other stock-based awards and shares underlying our 2021 Employee Stock Purchase Plan that, if fully exercised, vested, or settled, would result in the issuance of approximately 178 million shares of Class A common stock. All of the shares of Class A common stock issuable upon the exercise of stock options, and the shares reserved for future issuance under our equity incentive plans, are registered under the Securities Act. Accordingly, these shares can be freely sold in the public market upon issuance subject to applicable vesting requirements, compliance by affiliates with Rule 144, and other restrictions provided under the terms of the applicable plan and/or the award agreements entered into with participants, and any such sales could adversely affect the market price of our Class A common stock.
Our issuance of additional shares of common stock will dilute the ownership interests of our existing common stockholders, which may depress the trading price of our Class A common stock. In addition, the conversion of some or all of the Convertible Notes will dilute the ownership interests of existing stockholders to the extent the Company delivers shares of Class A common stock upon such conversion. Further, the completion of Volkswagen Group’s and Uber Technologies’ proposed additional equity investments in us would cause further dilution, to the extent certain conditions and certain milestones are achieved.
In addition, certain holders of shares of our common stock have rights, subject to certain conditions, to require us to file registration statements for the public resale of shares of our Class A common stock or to include such shares in registration statements that we may file for us or other stockholders.
If securities or industry analysts do not publish research, or publish inaccurate or unfavorable research, about our business, the price of our Class A common stock and trading volume could decline.
The trading market for our Class A common stock will depend in part on the research and reports that securities or industry analysts publish about us or our business, our market, and our competitors. We do not have any control over these analysts. If one or more of the analysts who cover us downgrade our Class A common stock or publish inaccurate or unfavorable research about our business, or if our results fall short of the projected results published by one or more of the analysts, our Class A common stock price would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, we could lose visibility in the financial markets and demand for our Class A common stock could decrease, which might cause our Class A common stock price and trading volume to decline.
We do not intend to pay dividends for the foreseeable future. Consequently, any gains from an investment in our common stock will likely depend on whether the price of our Class A common stock increases.
We currently intend to retain any future earnings to finance the operation and expansion of our business and we do not expect to declare or pay any dividends in the foreseeable future. Any determination to pay dividends in the future will be at the discretion of the board of directors. As a result, stockholders must rely on sales of their Class A common stock after price appreciation, which may never occur, as the only way to realize any future gains on their investment. Moreover, the agreements governing our indebtedness and the indebtedness of certain of our subsidiaries restrict the ability of certain of our subsidiaries to pay dividends to us, and any additional debt we may incur in the future may restrict our ability to declare or pay cash dividends or make distributions. In addition, Delaware law may impose requirements that may restrict our ability to pay dividends to holders of our Class A common stock.
Anti-takeover provisions contained in our restated certificate of incorporation and amended and restated bylaws, as well as provisions of Delaware law, could impair a takeover attempt.
Our restated certificate of incorporation, amended and restated bylaws, and Delaware law contain provisions which could have the effect of rendering more difficult, delaying, or preventing an acquisition. These provisions include:
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a dual class structure (which will terminate in November 2026 on the five-year anniversary of the closing of our IPO);

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a classified board of directors with three-year staggered terms, who can only be removed for cause, which may delay the ability of stockholders to change the membership of a majority of our board of directors;

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no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

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the exclusive right of our board of directors to set the size of the board of directors and to elect a director to fill a vacancy, however occurring, including by an expansion of the board of directors, which prevents stockholders from being able to fill vacancies on our board of directors;

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the ability of our board of directors to authorize the issuance of shares of preferred stock and to determine the price and other terms of those shares, including voting or other rights or preferences, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquiror;

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the ability of our board of directors to alter our amended and restated bylaws without obtaining stockholder approval;

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in addition to our board of directors’ ability to adopt, amend, or repeal our amended and restated bylaws, our stockholders may adopt, amend, or repeal our amended and restated bylaws only with the affirmative vote of the holders of at least 66 2∕3% of the voting power of all our then outstanding shares of capital stock;

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the required approval of (i) at least 66 2∕3% of the voting power of the outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class, to adopt, amend, or repeal certain provisions of our restated certificate of incorporation and (ii) for so long as any shares of Class B common stock are outstanding, the holders of at least 80% of the shares of Class B common stock outstanding at the time of such vote, voting as a separate series, to adopt, amend, or repeal certain provisions of our restated certificate of incorporation;

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a prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of stockholders;

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the requirement that a special meeting of stockholders may be called only by an officer of the Company pursuant to a resolution adopted by a majority of our board of directors then in office or the chairperson of our board of directors; and

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advance notice procedures that stockholders must comply with in order to nominate candidates to our board of directors or to propose matters to be acted upon at a stockholders’ meeting, which may discourage or deter a potential acquiror from conducting a solicitation of proxies to elect the acquiror’s own slate of directors or otherwise attempting to obtain control of us.

These provisions, alone or together, could delay or prevent hostile takeovers and changes in control or changes in our management. These provisions could also discourage proxy contests and make it more difficult for stockholders to elect directors of their choosing and to cause us to take other corporate actions they desire, any of which, under certain circumstances, could limit the opportunity for our stockholders to receive a premium for their shares of our Class A common stock, and could also affect the price that some investors are willing to pay for our Class A common stock.
As a Delaware corporation, we are also subject to provisions of Delaware law, including Section 203 of the Delaware General Corporation Law, which prevents some stockholders holding more than 15% of our outstanding common stock from engaging in certain business combinations without approval of the holders of substantially all of our outstanding common stock.
In addition, certain provisions in the agreements governing our indebtedness could make a third-party attempt to acquire us more difficult or expensive. For example, if a takeover constitutes a fundamental change, then noteholders will have the right to require us to repurchase their 2029 Green Convertible Notes and the 2030 Green Convertible Notes for cash. In addition, if a takeover constitutes a make-whole fundamental change, then we may be required to temporarily increase the conversion rate. In either case, and in other cases, our obligations under the Convertible Notes and the governing indentures could increase the cost of acquiring us or otherwise discourage a third party from acquiring us or removing incumbent management, including in a transaction that holders of our common stock may view as favorable.
Our restated certificate of incorporation provides that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for certain stockholder litigation matters and the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees or stockholders.
Our restated certificate of incorporation provides that, unless we otherwise consent in writing, the Court of Chancery of the State of Delaware is the exclusive forum (or if such court does not have subject matter jurisdiction, the federal district court of the State of Delaware) for (1) any derivative action or proceeding brought on our behalf, (2) any action asserting a claim of breach of a fiduciary duty, (3) any action asserting a claim arising pursuant to any provision of the DGCL, our restated certificate of incorporation or our amended and restated bylaws or as to which the DGCL confers exclusive jurisdiction on the Court of Chancery of the State of Delaware, or (4) any action asserting a claim governed by the internal affairs doctrine of the law of the State of Delaware. This provision would not apply to claims seeking to enforce any liability or duty created by the Exchange Act. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, both state and federal courts have jurisdiction to entertain such claims. To prevent having to litigate claims in multiple jurisdictions and the threat of inconsistent or contrary rulings by different courts, among other considerations, our restated certificate of incorporation provides that the federal district courts of the United States will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. While the Delaware courts have determined that such choice of forum provisions are facially valid, a stockholder has sought, and in the future other stockholders may seek, to bring a claim in a venue other than those designated in the exclusive forum provisions. In such instances, we have vigorously asserted, and in the future would expect to vigorously assert, the validity and enforceability of our exclusive forum provisions.
The choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits against us and our directors, officers, and other employees. Alternatively, if a court were to find the choice of forum provision contained in our restated certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with litigating such action in another jurisdiction, which could harm our business, prospects, financial condition, results of operations, and cash flows.
We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.
Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section titled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management might not apply our net proceeds in ways that ultimately increase the value of your investment. We expect to use the net proceeds from this offering for general corporate purposes. The failure by our management to apply these funds effectively could harm our business. Pending the application of the net proceeds, we intend to invest the net proceeds in short-term, interest-bearing, investment-grade securities. These investments may not yield a favorable return to our stockholders. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.

USE OF PROCEEDS
We estimate that the net proceeds to us from the issuance of our Class A common stock in this offering, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $1.14 billion, or approximately $1.32 billion if the underwriters exercise their option to purchase additional shares in full.
We intend to use these proceeds for general corporate purposes, including the funding of certain equity contributions pursuant to that certain Amended and Restated Loan Arrangement and Reimbursement and Sponsor Support Agreement with the United States Department of Energy (the “DOE”), pursuant to which the DOE has agreed to arrange a multi-draw term loan facility to be provided by the Federal Financing Bank to a subsidiary of ours, as borrower (as amended, the “DOE Loan”).
Our management will have broad discretion in the allocation and use of the net proceeds from this offering, including for the purposes described above. Pending the application of the net proceeds, we intend to invest the net proceeds in short-term, interest-bearing, investment-grade securities.

DIVIDEND POLICY
We do not currently intend to pay any cash dividends on our Class A or Class B common stock. Any declaration and payment of future dividends to holders of our Class A common stock will be at the discretion of our board of directors and will depend on many factors, including our financial condition, earnings, operating results, contractual restrictions, capital requirements, business prospects and other factors our board of directors may deem relevant. We have never declared or paid any cash dividends on our capital stock. We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. Our operations are generally conducted through our subsidiaries, and accordingly, our ability to pay dividends to our stockholders will be dependent on the earnings and distributions of funds from these subsidiaries. Covenants in the agreements governing our indebtedness or the indebtedness of our subsidiaries place restrictions on the ability of certain of our subsidiaries to pay dividends to us, and we may enter into credit agreements or other borrowing arrangements in the future that restrict our ability to declare or pay cash dividends or make distributions in the future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deem relevant, and subject to the restrictions contained in any future financing instruments and applicable law.

DILUTION
If you invest in our Class A common stock in this offering, your ownership interest in us will be diluted to the extent of the difference between the public offering price per share of our Class A common stock and the as-adjusted net tangible book value per share of our Class A common stock after this offering. Dilution results from the fact that the per share offering price of the Class A common stock is substantially in excess of the book value per share attributable to the shares of Class A common stock held by existing stockholders.
Our net tangible book value as of March 31, 2026 was approximately $4.3 billion, or $3.19 per share of Class A common stock. Net tangible book value per share represents our total tangible assets less total liabilities, divided by 1,357,206,073 shares of Class A common stock outstanding as of June 1, 2026. After giving effect to the sales of shares in this offering at the public offering price of $15.50, and after deducting estimated discounts, commissions and offering expenses, our adjusted net tangible book value as of March 31, 2026 would have been approximately $5.5 billion, or $3.82 per share. This represents an immediate increase in the net tangible book value of $0.63 per share to our existing stockholders and an immediate dilution (i.e., the difference between the offering price and the adjusted net tangible book value after this offering) to new investors purchasing shares in this offering at a price of $11.68 per share. The following table illustrates the per share dilution to new investors purchasing shares in this offering.
Public offering price per share		$15.50
Net tangible book value per share as of March 31, 2026	$3.19
Increase per share attributable to new investors in this offering	$0.63
Adjusted net tangible book value per share		$3.82
Dilution in adjusted net tangible book value per share to new investors in this offering		$11.68
If the underwriters exercise in full their option to purchase additional shares of Class A common stock from us, the adjusted net tangible book value per share after giving effect to the offering and the use of proceeds therefrom would be $3.91 per share. This represents an increase in adjusted net tangible book value of $0.72 per share to existing stockholders and results in dilution in adjusted net tangible book value of $11.59 per share to investors purchasing shares in this offering at the public offering price.
The foregoing table and calculations (other than net tangible book value calculations) are based on 1,357,206,073 shares of our Class A common stock and 3,912,500 shares of our Class B common stock outstanding as of June 1, 2026, and excludes:
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77,655,638 shares of our Class A common stock issuable upon the exercise of outstanding stock options as of June 1, 2026, with a weighted-average exercise price of $12.55 per share;

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85,351,207 shares of Class A common stock issuable upon the vesting and settlement of RSUs outstanding as of June 1, 2026;

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11,242,532 shares of our Class A common stock issuable upon the exercise of warrants outstanding as of June 1, 2026 at an exercise price of $6.84 per share;

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74,515,650 shares of our Class A common stock issuable upon the conversion of $1,500,000,000 aggregate principal amount of our 2029 Convertible Notes, outstanding as of June 1, 2026, at a conversion rate of 49.6771 shares per $1,000 aggregate principal amount of notes;

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74,052,525 shares of our Class A common stock issuable upon the conversion of $1,725,000,000 aggregate principal amount of our 2030 Convertible Notes, outstanding as of June 1, 2026, at a conversion rate of 42.9290 shares per $1,000 aggregate principal amount of notes; and

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stock reserved for issuance pursuant to awards under our incentive compensation plans.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS
The following discussion is a summary of the material U.S. federal income tax consequences to Non-U.S. Holders (as defined below) of the purchase, ownership and disposition of our Class A common stock sold pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Non-U.S. Holder. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership and disposition of our Class A common stock.
This discussion is limited to Non-U.S. Holders that hold our Class A common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a Non-U.S. Holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income and any minimum tax. In addition, it does not address consequences relevant to Non-U.S. Holders subject to special rules, including, without limitation:
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U.S. expatriates and former citizens or long-term residents of the United States;

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persons holding our Class A common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

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banks, insurance companies, and other financial institutions;

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brokers, dealers or traders in securities;

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“controlled foreign corporations,” “foreign controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

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partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

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tax-exempt organizations or governmental organizations;

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persons deemed to sell our Class A common stock under the constructive sale provisions of the Code;

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persons who hold or receive our Class A common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

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tax-qualified retirement plans; and

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“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities, all of the interests of which are held by qualified foreign pension funds.

If an entity treated as a partnership for U.S. federal income tax purposes holds our Class A common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our Class A common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.
THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR CLASS A COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Definition of a Non-U.S. Holder
For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our Class A common stock that is neither a “U.S. person” nor an entity treated as a partnership for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:
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an individual who is a citizen or resident of the United States;

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a corporation (or other entity taxable as a corporation) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

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an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

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a trust that (1) is subject to the primary supervision of a U.S. court and all substantial decisions of which are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Distributions
As described in the section entitled “Dividend Policy,” we do not anticipate declaring or paying dividends to holders of our Class A common stock in the foreseeable future. However, if we do make distributions of cash or property on our Class A common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its Class A common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “— Sale or Other Taxable Disposition.”
Subject to the discussion below on effectively connected income, dividends paid to a Non-U.S. Holder of our Class A common stock will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.
If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.
Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular rates applicable to U.S. persons. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.
Sale or Other Taxable Disposition
A Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our Class A common stock unless:
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the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable);

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the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

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our Class A common stock constitutes a U.S. real property interest (“USRPI”) by reason of our status as a U.S. real property holding corporation (“USRPHC”) for U.S. federal income tax purposes.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates applicable to U.S. persons. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.
A Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on gain realized upon the sale or other taxable disposition of our Class A common stock, which may be offset by certain U.S.-source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.
With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition by a Non-U.S. Holder of our Class A common stock will not be subject to U.S. federal income tax if our Class A common stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, and such Non-U.S. Holder owned, actually and constructively, 5% or less of our Class A common stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder’s holding period.
Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.
Information Reporting and Backup Withholding
Payments of dividends on our Class A common stock will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a U.S. person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any distributions on our Class A common stock paid to the Non-U.S. Holder, regardless of whether such distributions constitute dividends or whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our Class A common stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting, if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person, or the holder otherwise establishes an exemption. Proceeds of a disposition of our Class A common stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.
Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
Additional Withholding Tax on Payments Made to Foreign Accounts
Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, our Class A common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.
Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our Class A common stock. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of stock, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.
Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our Class A common stock.

UNDERWRITING
We and the underwriters named below have entered into an underwriting agreement with respect to the shares of Class A common stock being offered. Subject to certain conditions, each underwriter has severally agreed to purchase the number of shares of Class A common stock indicated in the following table. Goldman Sachs & Co. LLC is the representative of the underwriters.
Underwriter	Number of Shares of Class A common stock
Goldman Sachs & Co. LLC	15,225,000
Allen & Company LLC	6,225,000
Barclays Capital Inc.	6,225,000
J.P. Morgan Securities LLC	6,225,000
Morgan Stanley & Co. LLC	6,225,000
Wells Fargo Securities, LLC	6,225,000
BNP Paribas Securities Corp.	3,825,000
Citigroup Global Markets Inc.	3,825,000
Deutsche Bank Securities Inc.	3,825,000
Mizuho Securities USA LLC	3,825,000
MUFG Securities Americas Inc.	3,825,000
SMBC Nikko Securities America, Inc.	3,825,000
BofA Securities, Inc.	2,587,500
BTIG, LLC	2,587,500
Academy Securities, Inc.	175,000
Mischler Financial Group, Inc.	175,000
Siebert Williams Shank & Co., LLC	175,000
Total:	75,000,000
The underwriters are committed to take and pay for all of the shares of Class A common stock being offered, if any are taken, other than the shares of Class A common stock covered by the option described below unless and until this option is exercised.
The underwriters have an option to buy up to an additional 11,250,000 shares of Class A common stock from us to cover sales by the underwriters of a greater number of shares than the total number set forth in the table above. They may exercise this option for 30 days from the date of this prospectus supplement. If any shares of Class A common stock are purchased pursuant to this option, the underwriters will severally purchase shares in approximately the same proportion as set forth in the table above.
The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters by us. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares of Class A common stock.
	No Exercise	Full Exercise
Per Share of Class A common stock	$0.2325	$0.2325
Total	$17,437,500	$20,053,125
Shares of Class A common stock sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any shares sold by the underwriters to securities dealers may be sold at a discount of up to per share from the initial public offering price. After the initial offering of the shares of Class A common stock, the representatives may change the offering price and the other selling terms. The offering of the shares of Class A common stock by the underwriters is subject to their receipt and acceptance of the Class A common stock being offered and subject to the underwriters’ right to reject any order in whole or in part. Sales of any shares made outside of the United States may be made by affiliates of the underwriters.
We have agreed that, during the period beginning from the date of this prospectus supplement and continuing to and including the date that is 60 days after the date of this prospectus supplement, and our directors and certain of our executive officers have agreed that, during the period beginning from the date of this prospectus supplement and continuing to and including the date that is 45 days after the date of this prospectus supplement, we and such directors and executive officers will not, without the prior written consent of Goldman Sachs & Co. LLC, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of Class A common stock or any securities convertible into or exercisable or exchangeable for shares of Class A common stock (“Other Securities”); (ii) file any registration statement with the SEC relating to the offering of any shares of Class A common stock or any Other Securities; or (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Class A common stock, in each case, whether any such transaction is to be settled by delivery of Class A common stock or such Other Securities, in cash or otherwise. In addition, we have agreed that, without the prior written consent of Goldman Sachs & Co. LLC, we will not, during the restricted period, make any demand for, or exercise any right with respect to, the registration of any shares of Class A common stock or any Other Securities.
The restrictions on our executive officers and directors described above do not apply with respect to certain transactions, including in connection with (i) Class A common stock or Other Securities acquired in this offering or in open market transactions after the closing of this offering, (ii) transfers or distributions of our Class A common stock or Other Securities as bona fide gifts, charitable contributions, or for bona fide estate planning purposes, provided that the transferee enters into a lock-up agreement with the underwriters, (iii) transfers or distributions of our Class A common stock or Other Securities to immediate family members or to any trust for the holder’s direct or indirect benefit, provided that the transferee enters into a lock-up agreement with the underwriters, (iv) transfers or distributions of our Class A common stock or Other Securities by a trust, to a trustor, a trustee or a beneficiary of the trust or to the estate of a trustor, trustee or beneficiary of such trust, provided that the transferee enters into a lock-up agreement with the underwriters, (v) transfers or distributions of our Class A common stock or Other Securities by a corporation, partnership, limited liability company, trust, or other business entity, to limited partners, general partners, members, stockholders, or holders of similar equity interests, to another corporation, partnership, limited liability company, or other business entity that is an affiliate, or to an investment fund or other entity controlling, controlled by, managing, or managed by, or under common control or common investment management with the holder, provided that the transferee enters into a lock-up agreement with the underwriters, (vi) transfers or distributions of our Class A common stock or Other Securities upon death or by will, testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the holder’s immediate family, provided that the transferee enters into a lock-up agreement with the underwriters, (vii) the establishment by such holders of a trading plan under Rule 10b5-1 under the Exchange Act, provided that such plan does not provide for the transfer of Class A common stock during the restricted period, (viii) sales pursuant to a trading plan established prior to the date of this prospectus supplement and not amended or modified during the restricted period, (ix) transfers of Class A common stock to us in connection with the repurchase of shares of Class A common stock or Other Securities pursuant to a stock incentive plan or stock purchase plan, provided that any such shares of Class A common stock received upon such repurchase will be subject to the restrictions set forth above, (x) the exercise, vesting or settlement of options, settlement of RSUs, or other equity awards, or the exercise of warrants outstanding as of the date of this prospectus supplement and disclosed or incorporated by reference in this prospectus supplement, provided that any Class A common stock or Other Securities received upon such exercise or settlement would be subject to the restrictions set forth above, (xi) transfers of Class A common stock or Other Securities upon a vesting or settlement of RSUs or other securities or upon the exercise of options on a “cashless” or “net exercise” basis, provided that any Class A common stock or Other Securities received upon such exercise or settlement would be subject to the restrictions set forth above, (xii) transfers of our Class A common stock or Other Securities that occur by operation of law pursuant to a qualified domestic order or in connection with a divorce settlement, provided that the transferee enters into a lock-up agreement with the underwriters, and (xiii) transfers of our Class A common stock or Other Securities in connection with a bona fide third-party tender offer, merger, consolidation, or other similar transaction involving a change of control that is approved by our board of directors, provided that if such transaction is not completed, all such securities would remain subject to the restrictions set forth above.
The restrictions on us described above do not apply with respect to certain transactions, including in connection with (1) the sale of our Class A common stock to the underwriters pursuant to the underwriting agreement, (2) the issuance of shares of our Class A common stock upon the exercise of an option or warrant, vesting or settlement of restricted stock or RSUs or the conversion of Other Securities, in each case outstanding on the date of the underwriting agreement and described or incorporated by reference in this prospectus supplement, (3) grants of shares of our Class A common stock, stock options, restricted stock or RSUs pursuant to our equity incentive plans or the amendment of such awards under the equity incentive plans described or incorporated by reference elsewhere in this prospectus supplement, (4) the issuance of shares of our Class A common stock or Other Securities in connection with an acquisition by us or our subsidiaries of the securities, business, technology, property or other assets of another person or entity or pursuant to an employee benefit plan assumed by us in connection with such acquisition, and an issuance of any securities pursuant to any such agreement, (5) the issuance of shares of our Class A common stock or Other Securities in connection with joint ventures, commercial relationships or other strategic transactions, and the issuance of an such securities pursuant to any such agreement, provided that the issuance of any such securities, pursuant to clause (4) and (5) herein shall not exceed 10%, in the aggregate, of the total number of shares of our Class A common stock outstanding immediately following the completion of such transactions, (6) the issuance of any of our Class A common stock or Other Securities pursuant to any non-employee director compensation plan or program as described or incorporated by reference in this prospectus supplement, provided that such recipients enter into a lock-up agreement with the underwriters, (7) our filing of any registration statement on Form S-8 (including any resale registration statement on Form S-8) relating to securities granted or to be granted pursuant to any plan in effect on the date of the underwriting agreement and described or incorporated by reference in this prospectus supplement or any assumed benefit plan pursuant to an acquisition or similar strategic transaction, (8) to facilitate the establishment of a trading plan on behalf of one of our shareholders, officers, employees or directors of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Class A Common Stock, provided that such plan does not provide for the transfer of Class A Common Stock during the restricted period, or (9) the issuance of shares of Class A common stock or Other Securities pursuant to (i) the Investment Agreement, dated November 12, 2024, by and among us, Volkswagen-US Holding, Inc. and Volkswagen Aktiengesellschaft, or (ii) the Subscription Agreement, dated March 18, 2026, by and among us, SMB Holding Corporation and Uber Technologies, Inc.
This lock-up provision applies to Class A common stock and to Other Securities. It also applies to Class A common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition.
Goldman Sachs & Co. LLC, in its sole discretion, may release the Class A common stock and other securities subject to the lock-up agreements described above in whole or in part at any time. Sales of a substantial number of securities upon expiration or early release of the lock-up or the perception that such sales may occur could cause the market price of our securities to fall or make it more difficult for investors to sell our securities.
Our Class A common stock is listed on the Nasdaq Global Select Market under the trading symbol “RIVN”.
In connection with this offering, the underwriters may purchase and sell shares of Class A common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. A “covered short position” is a short position that is not greater than the amount of additional shares for which the underwriters’ option described above may be exercised. The underwriters may cover any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to cover the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase additional shares pursuant to the option described above. “Naked” short sales are any short sales that create a short position greater than the amount of additional shares for which the option described above may be exercised. The underwriters must cover any such naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Class A common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of Class A common stock made by the underwriters in the open market prior to the completion of the offering.
The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.
Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market prices of our stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market prices of our stock. As a result, the prices of the stock may be higher than the prices that otherwise might exist in the open market. The underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on The Nasdaq Global Select Market, in the over-the-counter market or otherwise.
We estimate that our offering expenses, excluding underwriting discounts, will be approximately $1.1 million.
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.
Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of our Class A common stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of our Class A common stock. As a result, the price of the Class A common stock may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on The Nasdaq Global Select Market, in the over-the-counter market or otherwise.
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses.
In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to our assets, securities and/or instruments (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.
The underwriters have agreed to reimburse us for certain expenses in connection with the offering. We have also agreed to reimburse the underwriters for certain of their expenses incurred in connection with this offering, in an amount not to exceed $35,000.

Notice to prospective investors in the European Economic Area
In relation to each Member State of the European Economic Area (each a “Relevant State”), no shares of Class A common stock have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares of Class A common stock which have been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that shares of Class A common stock may be offered to the public in that Relevant State at any time:
(a)
to any qualified investor as defined under Article 2 of the Prospectus Regulation;

(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the Representatives for any such offer; or

(c)
in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares shall require the Company or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation, supplement a prospectus pursuant to Article 23 of the Prospectus Regulation or publish an Annex IX document pursuant to Article 1(4) of the Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to shares of Class A common stock in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of Class A common stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
Notice to prospective investors in United Kingdom
No shares of Class A common stock have been offered or will be offered pursuant to the offering to the public in the United Kingdom except that shares of Class A common stock may be offered to the public in the United Kingdom at any time:
(a)
where the offer is conditional on the admission of shares of Class A common stock to trading on the London Stock Exchange plc’s main market (in reliance on the exception in paragraph 6(a) of Schedule 1 of the POATR);

(b)
to any qualified investor as defined under paragraph 15 of Schedule 1 of the POATR;

(c)
to fewer than 150 persons (other than qualified investors as defined under paragraph 15 of Schedule 1 of the POATR), subject to obtaining the prior consent of the Representatives for any such offer; or

(d)
in any other circumstances falling within Part 1 of Schedule 1 of the POATR.

For the purposes of this provision, the expression an “offer to the public” in relation to shares of Class A common stock in the United Kingdom means the communication to any person which presents sufficient information on: (a) the shares of Class A common stock to be offered; and (b) the terms on which they are to be offered, to enable an investor to decide to buy or subscribe for the shares and the expressions “POATR” means the Public Offers and Admissions to Trading Regulations 2024.
Notice to prospective investors in Canada
The securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions, and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to prospective investors in Hong Kong
Our shares of Class A common stock may not be offered or sold in Hong Kong by means of any document other than (1) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”), or (2) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (3) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to our Class A common stock may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.
Notice to prospective investors in Singapore
This prospectus supplement has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the SFA pursuant to Section 274 of the SFA) or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018.
Any reference to the “SFA” is a reference to the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time and a reference to any term as defined in the SFA or any provision in the SFA is a reference to that term or provision as modified or amended from time to time including by such of its subsidiary legislation as may be applicable at the relevant time.
The shares are prescribed capital markets products (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Notice to prospective investors in Japan
The offering has not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948 of Japan, as amended, the “FIEA”), and the underwriters will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan.
Notice to prospective investors in Australia
No placement document, prospectus, product disclosure statement, or other disclosure document has been lodged with the Australian Securities and Investments Commission (the “ASIC”) in relation to this offering. This prospectus supplement does not constitute a prospectus, product disclosure statement, or other disclosure document under the Corporations Act 2001 (“the Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement, or other disclosure document under the Corporations Act. Any offer in Australia of our Class A common stock may only be made to persons (“Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act), or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer our Class A common stock without disclosure to investors under Chapter 6D of the Corporations Act.
The Class A common stock applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of twelve months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring securities must observe such Australian on-sale restrictions.
This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation, or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.
Notice to prospective investors in the Dubai International Financial Centre
This prospectus supplement relates to an exempt offer which is not subject to any form of regulation or approval by the Dubai Financial Services Authority (the “DFSA”). The DFSA has not approved this prospectus supplement nor has any responsibility for reviewing or verifying any document or other documents in connection with the offering. Accordingly, the DFSA has not approved this prospectus supplement or any other associated documents nor taken any steps to verify the information set out in this prospectus supplement, and has no responsibility for it.
The Class A common stock has not been offered and will not be offered to any persons in the DIFC except on the basis that an offer is:
(a)
an “Exempt Offer” in accordance with the Markets Rules (MKT) Module of the DFSA Rulebook; and

(b)
made only to persons who meet the “Deemed Professional Client” criteria set out in Rule 2.3.4 of the Conduct of Business (COB) module of the DFSA Rulebook, who are not natural persons.

Notice to prospective investors in United Arab Emirates
The securities have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus supplement does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus supplement has not been approved by or filed with the Central

Bank of the United Arab Emirates, the Securities and Commodities Authority, Financial Services Regulatory Authority (FSRA) or the Dubai Financial Services Authority.
Notice to prospective investors in Switzerland
The offering of the securities in Switzerland is exempt from requirement to prepare and publish a prospectus under the Swiss Financial Services Act (“FinSA”) because such offering is made to professional clients within the meaning of the FinSA only and the securities will not be admitted to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. This prospectus supplement does not constitute a prospectus pursuant to the FinSA, and no such prospectus has been or will be prepared for or in connection with the offering of the securities.
Notice to prospective investors in Brazil
The offer and sale of the securities have not been and will not be registered with the Brazilian Securities Commission (Comissão de Valores Mobiliários, or “CVM”) and, therefore, will not be carried out by any means that would constitute a public offering in Brazil under CVM Resolution No 160, dated 13 July 2022, as amended (“CVM Resolution 160”) or unauthorized distribution under Brazilian laws and regulations. The securities may only be offered to Brazilian professional investors (as defined by applicable CVM Regulation), who may only acquire the securities through a non-Brazilian account, with settlement outside Brazil in non-Brazilian currency. The trading of these securities on regulated securities markets in Brazil is prohibited.
Notice to prospective investors in the People’s Republic of China
This prospectus supplement does not constitute a public offer of shares, whether by sale or subscription, in the People’s Republic of China (the “PRC”). The shares are not being offered or sold directly or indirectly in the PRC to or for the benefit of, legal or natural persons of the PRC.
Further, no legal or natural persons of the PRC may directly or indirectly purchase any of the shares of Class A common stock offered by this prospectus supplement or any beneficial interest therein without obtaining all prior PRC governmental approvals that are required, whether statutorily or otherwise. Persons who come into possession of this document are required by the issuer and its representatives to observe these restrictions.
Notice to prospective investors in Qatar
The securities described in this prospectus supplement have not been, and will not be, offered, sold or delivered, at any time, directly or indirectly in the State of Qatar in a manner that would constitute a public offering. This prospectus supplement has not been, and will not be, registered with or approved by the Qatar Financial Markets Authority or Qatar Central Bank and may not be publicly distributed. This prospectus supplement is intended for the original recipient only and must not be provided to any other person. It is not for general circulation in the State of Qatar and may not be reproduced or used for any other purpose.
Notice to prospective investors in Saudi Arabia
This document may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Rules on the Offer of Securities and Continuing Obligations Regulations as issued by the board of the Saudi Arabian Capital Market Authority (“CMA”) pursuant to resolution number 3-123-2017 dated 27 December 2017, as amended (the “CMA Regulations”). The CMA does not make any representation as to the accuracy or completeness of this document and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this document. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this document, you should consult an authorized financial adviser.

LEGAL MATTERS
The validity of the shares of Class A common stock offered hereby will be passed upon for us by Latham & Watkins LLP. Skadden, Arps, Slate, Meagher & Flom is acting as counsel for the underwriters in connection with this offering.

EXPERTS
The consolidated financial statements of Rivian Automotive, Inc. as of December 31, 2025 and 2024, and for each of the years in the three-year period ended December 31, 2025, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2025 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
Available Information
We file reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.
Our web site address is www.rivian.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus supplement.
We have filed with the SEC a registration statement on Form S-3 under the Securities Act, of which this prospectus supplement and the accompanying prospectus form a part. This prospectus supplement and the accompanying prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits filed with the registration statement. For further information about us and the securities we are offering under this prospectus supplement and the accompanying prospectus, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. With respect to the statements contained in this prospectus supplement and the accompanying prospectus regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement.
Incorporation by Reference
The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement and the accompanying prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus supplement or the accompanying prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement or the accompanying prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.
The following documents listed below, which Rivian Automotive, Inc. has previously filed with the SEC, are incorporated by reference; provided, however, that we are not incorporating any information that is deemed, under SEC rules, to have been furnished rather than filed:
•
our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 12, 2026;

•
our Quarterly Report on Form 10-Q for the three months ended March 31, 2026, filed with the SEC on April 30, 2026;

•
the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2025 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 27, 2026;

•
the Current Reports on Form 8-K filed on March 19, 2026, April 30, 2026 (Film No. 26924763) (other than information furnished under Item 2.02 and exhibits related thereto), April 30, 2026 (Film No. 26925187), May 4, 2026, and June 26, 2026; and

•
the description of our Class A common stock contained in our Registration Statement on Form 8-A filed with the SEC on November 8, 2021 and any amendment or report filed with the SEC for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus supplement, prior to the termination of this offering but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus supplement and the accompanying prospectus and deemed to be part of this prospectus supplement and the accompanying prospectus from the date of the filing of such reports and documents.
You may request a free copy of any of the documents incorporated by reference in this prospectus supplement by writing or telephoning us at the following address or phone number:
Rivian Automotive, Inc.
14600 Myford Road
Irvine, California 92606
Phone: (888) 748-4261
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus supplement or any accompanying prospectus supplement.

PROSPECTUS
RIVIAN AUTOMOTIVE, INC.
Class A Common Stock
Preferred Stock
Debt Securities
Depositary Shares
Warrants
Purchase Contracts Units
We may offer and sell the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.
Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.
We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.
INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 5 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.
Our Class A common stock is listed on the Nasdaq Global Select Market under the symbol “RIVN.” On April 29, 2026 the last reported sale price of our Class A common stock on the Nasdaq Global Select Market was $16.06 per share.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is April 30, 2026.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”
We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.
When we refer to “Rivian,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Rivian Automotive, Inc. and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.
We have proprietary rights to trademarks, trade names, and service marks appearing in this prospectus that are important to our business. Solely for convenience, the trademarks, trade names, and service marks may appear in this prospectus without the ®, TM and SM symbols, but any such references are not intended to indicate, in any way, that we forgo or will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, trade names, and service marks. All trademarks, trade names, and service marks appearing in this prospectus are the property of their respective owners.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
Available Information
We file reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.
Our web site address is www.rivian.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.
This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.
Incorporation by Reference
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.
This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:
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Our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 12, 2026.

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Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on April 30, 2026.

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The information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 27, 2026.

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Our Current Reports on Form 8-K filed with the SEC on March 19, 2026, April 30, 2026 (Film No. 26924763) (other than information furnished under Item 2.02 and exhibits related thereto) and April 30, 2026 (Film No. 26925187).

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The description of our Class A Common Stock contained in our Registration Statement on Form 8-A, filed with the SEC on November 8, 2021 and any amendment or report filed with the SEC for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, prior to the termination of this offering but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:
Rivian Automotive, Inc.
14600 Myford Road
Irvine, California 92606
(888) 748-4261
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

THE COMPANY
Rivian is an American automotive technology company that develops and manufactures category-defining electric vehicles as well as vertically integrated technologies and services. Through innovation across its electrical architecture, end-to-end software, autonomous driving platform, artificial intelligence, and propulsion, the Company creates vehicles that excel at work and play with the goal of accelerating the global transition to zero-emission transportation and energy. Rivian vehicles are manufactured in the United States and are sold directly to consumer and commercial customers. Whether taking families on new adventures or electrifying fleets at scale, Rivian vehicles all share a common goal — preserving the natural world for generations to come.
Interconnected by our AI platform, Rivian unified intelligence underpins our products and suite of software and services including Autonomy+, designed to deliver fast-paced innovation cycles, structural cost advantages, and exceptional customer experiences.
We were incorporated on March 26, 2015 as Rivian Automotive, Inc., a Delaware corporation. Our principal executive offices are located at 14600 Myford Road, Irvine, CA 92606, and our telephone number is (888) 748-4261.

RISK FACTORS
Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. Before deciding whether to invest in our securities, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. The discussion of risks includes or refers to forward-looking statements. You should read the explanation of the qualifications and limitations on such forward-looking statements contained or incorporated by reference into this prospectus and in any applicable prospectus supplement.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK
The following description of our capital stock and certain provisions of our restated certificate of incorporation and amended and restated bylaws is a summary and is qualified in its entirety by reference to the full text of our restated certificate of incorporation and amended and restated bylaws, each of which have been publicly filed with the SEC, and applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”). See “Where You Can Find More Information; Incorporation by Reference.”
Our restated certificate of incorporation authorizes capital stock consisting of:
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5,250,000,000 shares of Class A common stock, par value $0.001 per share;

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7,825,000 shares of Class B common stock, par value $0.001 per share; and

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10,000,000 shares of undesignated preferred stock, par value $0.001 per share.

We have no shares of preferred stock issued and outstanding. The following summary describes the material provisions of our capital stock.
Common Stock
We have two classes of authorized common stock: Class A common stock and Class B common stock. The rights of the holders of each class of our common stock are identical, except with respect to voting and conversion rights.
Voting Rights
Each holder of our Class A common stock is entitled to one vote per share, and each holder of our Class B common stock is entitled to ten votes per share, on all matters submitted to a vote of the stockholders. The holders of our Class A and Class B common stock generally vote together as a single class on all matters submitted to a vote of our stockholders, unless otherwise required by Delaware law or our restated certificate of incorporation. Delaware law could require either holders of our Class A common stock or Class B common stock to vote separately as a single class in the following circumstances:
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if we were to seek to amend our restated certificate of incorporation to increase or decrease the par value of a class of our capital stock, then that class would be required to vote separately to approve the proposed amendment; and

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if we were to seek to amend our restated certificate of incorporation in a manner that alters or changes the powers, preferences, or special rights of a class of our capital stock in a manner that affected its holders adversely, then that class would be required to vote separately to approve the proposed amendment.

Our restated certificate of incorporation does not provide for cumulative voting for the election of directors.
Dividend Rights
Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our Class A and Class B common stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board of directors may determine.
Conversion
Each outstanding share of Class B common stock is convertible at any time at the option of the holder into one share of Class A common stock. In addition, each share of Class B common stock will convert automatically into one share of Class A common stock upon any transfer, whether or not for value, except for certain permitted transfers further described in our restated certificate of incorporation, including estate planning or charitable transfers where exclusive voting control with respect to the shares of Class B common stock is retained by our Founder and Chief Executive Officer and transfers to affiliates or certain other related entities of our Founder and Chief Executive Officer.
All outstanding shares of our Class B common stock will automatically convert into one share of Class A common stock at 5:00 p.m. New York City time on the earliest to occur of (1) a date fixed by our board of directors that is not less than 60 days nor more than 180 days following the death or disability of our Founder and Chief Executive Officer, (2) November 15, 2026 and (3) the date fixed by the board of directors of the Company that is no less than 61 days and no more than 180 days following the date that the number of outstanding shares of Class B common stock held by our Founder and Chief Executive Officer and certain permitted transferees represents less than 30% of the shares of Class B common stock held by an affiliate of our Founder and Chief Executive Officer immediately following our initial public offering.
Once converted into Class A common stock, the Class B common stock may not be reissued.
Right to Receive Liquidation Distributions
Upon our liquidation, dissolution or winding up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our Class A common stock and Class B common stock and any participating preferred stock outstanding at that time, subject to the prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any shares of preferred stock outstanding at that time.
No Preemptive or Similar Rights
Our Class A common stock and Class B common stock are not entitled to preemptive rights and are not subject to redemption or sinking fund provisions. The rights, preferences and privileges of the holders of our common stock will be subject to and may be adversely affected by the rights of the holders of shares of any series of our preferred stock that we may designate in the future.
Fully Paid and Non-Assessable
All outstanding shares of our Class A common stock and Class B common stock are fully paid and non-assessable.
Preferred Stock
Pursuant to the provisions of our restated certificate of incorporation, our board of directors is authorized, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions, in each case without further vote or action by our stockholders. Our board of directors can also increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of the Company and might adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock.
Warrants
As of December 31, 2025, there were outstanding warrants to purchase approximately 12 million shares of Class A common stock.
Registration Rights
Certain holders of more than 5% of our Class A common stock and our directors, officers and/or certain entities affiliated with them are entitled to rights with respect to the registration of these shares under the Securities Act. These rights are provided under the terms of our sixth amended and restated investors’ rights agreement (“IRA”) and our investment agreement dated as of November 13, 2024, by and among Rivian Automotive, Inc., Volkswagen US-Holdings, Inc. (formerly known as Volkswagen International America Inc, “VW US”) and Volkswagen Aktiengesellschaft (as amended, the “Investment Agreement”) and include demand registration rights, Form S-3 registration rights, and piggyback registration rights. The registration of shares of our Class A common stock by the exercise of registration rights described below would enable the holders to sell these shares without restriction under the Securities Act when the applicable registration statement is declared effective. The registration rights set forth in the IRA terminate upon the earlier to occur of (i) with respect to any particular stockholder, at such time as such stockholder is able to sell all of its Registrable Securities (as defined in the IRA), without restriction pursuant to Rule 144 or another similar exemption during any three-month period without registration and (ii) November 13, 2031. The registration rights set forth in the Investment Agreement terminate upon the earlier of such time as (i) VW US is able to sell all of its Registrable Shares (as defined in the Investment Agreement), without restriction pursuant to Rule 144 and (ii) there are no Registrable Shares outstanding. Subject to certain limitations and restrictions, we will pay certain expenses associated with registering the shares of these holders. In an underwritten public offering, the underwriters have the right, subject to specified conditions, to limit the number of shares such holders may include.
Demand Registration Rights
Subject to certain exceptions, upon election by the requisite holders under the IRA or VW US under the Investment Agreement are be entitled to certain demand registration rights. At any time beginning 180 days after the effective date of the registration statement of which this prospectus forms a part, certain holders of these shares may request that we register all or a portion of the registrable shares. We are obligated to effect only two such demand registrations under the IRA. Our obligations in respect of any such demand request for registration are subject to certain exceptions, including that if such demand request relates to an underwritten offering, then it must be in respect of shares of Class A common stock with an aggregate offering value of (i) at least $100.0 million under the Investment Agreement and (ii) under the IRA (x) at least $100.0 million if on Form S-1 and (y) at least $25.0 million if on Form S-3.
Piggyback Registration Rights
If we propose to register the offer and sale of our Class A common stock under the Securities Act in connection with the public offering of such Class A common stock, the IRA and Investment Agreement entitle those holders to certain “piggyback” registration rights allowing the holders to include their shares in such registration, subject to certain marketing and other limitations, which, in the case of an underwritten offering, will be in the sole discretion of the underwriters. As a result, whenever we propose to file a registration statement under the Securities Act, other than with respect to (i) a registration related solely to a company stock plan, (ii) a registration relating to a corporate reorganization or transaction under Rule 145 of the Securities Act, (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the public offering of our Class A common stock, or (iv) a registration in which the only Class A common stock being registered is Class A common stock issuable upon the conversion of debt securities that are also being registered, the holders of these shares are entitled to notice of the registration and have the right, subject to certain limitations, to include their shares in the registration.
Anti-Takeover Provisions
The provisions of Delaware law, our restated certificate of incorporation and our amended and restated bylaws could have the effect of delaying, deferring, or discouraging another person from acquiring control of the Company. These provisions, which are summarized below, may have the effect of discouraging takeover bids. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Delaware Law
We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. In general, DGCL Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date on which the person became an interested stockholder unless:
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prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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at or subsequent to the date of the transaction, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale, or other transaction or series of transactions together resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that DGCL Section 203 may also discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.
Restated Certificate of Incorporation and Amended and Restated Bylaw Provisions
Our restated certificate of incorporation and our amended and restated bylaws contain provisions that could make the following actions and transactions, among others, more difficult: acquisition of us by means of a tender offer; acquisition of us by means of a proxy contest or otherwise; or removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares. These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.
Dual Class Stock
As described above in the subsection titled “— Common Stock — Voting Rights,” our restated certificate of incorporation provides for a dual class common stock structure, which provides our Founder and Chief Executive Officer with influence over all matters requiring stockholder approval, including the election of directors and significant corporate transactions, such as a merger or other sale of our company or its assets. Pursuant to the terms of our restated certificate of incorporation and as described above in the subsection titled “— Common Stock — Conversion,” we expect all outstanding shares of our Class B common stock will automatically convert into an equivalent number of shares of Class A common stock in November 2026.

Undesignated Preferred Stock
The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to effect a change in control of our company. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of our company.
Special Stockholder Meetings
Our amended and restated bylaws provide that a special meeting of stockholders may only be called by an officer of our company pursuant to a resolution adopted by a majority of our board of directors then in office or the chairperson of our board of directors.
Stockholder Action by Written Consent
Our restated certificate of incorporation provides that no action may be taken by our stockholders by written consent.
Requirements for Advance Notification of Stockholder Proposals and Nominations
Our amended and restated bylaws contain advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors.
Classified Board; Election and Removal of Directors; Filling Vacancies
Our board of directors is divided into three classes, divided as nearly as equal in number as possible. The directors in each class serve for a three-year term, one class being elected each year by our stockholders, with staggered three-year terms. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Because our stockholders do not have cumulative voting rights, our stockholders holding a majority of the voting power of the then outstanding capital stock will be able to elect all of our directors. Our restated certificate of incorporation provides for the removal of any of our directors only for cause and require a stockholder vote by the holders of a majority of the voting power of the then outstanding capital stock. Furthermore, our board of directors has the exclusive right to set the size of the board of directors, and any vacancy on our board of directors, however occurring, including a vacancy resulting from an increase in the size of the board, may only be filled by a resolution of the board of directors unless the board of directors determines that such vacancies will be filled by the stockholders. This system of electing and removing directors and filling vacancies may discourage a third party from making a tender offer or otherwise attempting to obtain control of us because it generally makes it more difficult for stockholders to replace a majority of the directors.
Forum Selection
Our restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, (A)(i) any derivative action or proceeding brought on behalf of us, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our current or former directors, officers, other employees or stockholders to us or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, our restated certificate of incorporation or amended and restated bylaws (as either may be amended or restated) or as to which the DGCL confers exclusive jurisdiction on the Court of Chancery of the State of Delaware, or (iv) any action asserting a claim governed by the internal affairs doctrine of the law of the State of Delaware shall, to the fullest extent permitted by law, be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, the federal district court of the State of Delaware, and (B) the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Notwithstanding the foregoing, the exclusive forum provision shall not apply to claims seeking to enforce any liability or duty created by the Exchange Act. Our restated certificate of incorporation also provides that, to the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of our capital stock shall be deemed to have notice of and consented to the foregoing. By agreeing to this provision, however, stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.
Although our restated certificate of incorporation and amended and restated bylaws contain the choice of forum provision described above, it is possible that a court could find that such a provision is inapplicable for a particular claim or action or that such provision is unenforceable. This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers, other employees, or stockholders, which may discourage lawsuits with respect to such claims, although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder.
Amendment of Restated Certificate of Incorporation Provisions
Any amendment of the above provisions in our restated certificate of incorporation would require approval by holders of at least 66 2/3% of the voting power of all of the then outstanding capital stock entitled to vote generally in the election of directors, voting together as a single class. In addition, the affirmative vote of holders of at least 80% of the shares of Class B common stock outstanding at the time of such vote, voting as a separate series, is required to amend or repeal, or adopt any provision of our restated certificate of incorporation relating to the rights and preferences of our common stock.
Limitations on Liability and Indemnification Matters
Our restated certificate of incorporation provides that we will indemnify each of our directors and executive officers to the fullest extent permitted by the DGCL. We have entered into indemnification agreements with each of our directors and executive officers that may, in some cases, be broader than the specific indemnification provisions contained under Delaware law. Further, pursuant to our indemnification agreements and directors’ and officers’ liability insurance, our directors and executive officers are indemnified and insured against the cost of defense, settlement or payment of a judgment under certain circumstances. In addition, as permitted by Delaware law, our restated certificate of incorporation includes provisions that eliminate the personal liability of our directors for monetary damages resulting from breaches of certain fiduciary duties as a director. The effect of this provision is to restrict our rights and the rights of our stockholders in derivative suits to recover monetary damages against a director for breach of fiduciary duties as a director.
These provisions may be held not to be enforceable for violations of the federal securities laws of the United States.
Stock Exchange Listing
Our Class A common stock is traded on the Nasdaq Global Select Market under the symbol “RIVN.”
Transfer Agent and Registrar
The transfer agent and registrar for our Class A common stock and Class B common stock is Computershare Trust Company, N.A.

DESCRIPTION OF DEBT SECURITIES
The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.
We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.
The debt securities will be issued under an indenture between us and U.S. Bank Trust Company, National Association, as trustee. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.
As used in this section only, “Rivian,” “we,” “our” or “us” refer to Rivian Automotive, Inc. excluding our subsidiaries, unless expressly stated or the context otherwise requires.
General
The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. (Section 2.2) The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).
We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. (Section 2.1) We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:
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the title and ranking of the debt securities (including the terms of any subordination provisions);

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the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

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any limit on the aggregate principal amount of the debt securities;

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the date or dates on which the principal of the securities of the series is payable;

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the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

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the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•
the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

•
any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;
•
the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•
the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•
whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•
the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•
the currency of denomination of the debt securities, which may be United States Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•
the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

•
if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•
the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•
any provisions relating to any security provided for the debt securities;

•
any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•
any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•
any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

•
the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

•
any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

•
whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees. (Section 2.2)

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.
If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.
Transfer and Exchange
Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.
Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. (Section 2.4) No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. (Section 2.7)
You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.
Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Please see “Global Securities.”
Covenants
We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities. (Article IV)
No Protection in the Event of a Change of Control
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.
Consolidation, Merger and Sale of Assets
We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a “successor person”) unless:
•
we are the surviving entity or the successor person (if other than Rivian) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

•
immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us. (Section 5.1)
Events of Default
“Event of Default” means with respect to any series of debt securities, any of the following:
•
default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•
default in the payment of principal of any security of that series at its maturity;

•
default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or Rivian and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•
certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of Rivian;

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any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement. (Section 6.1)

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. (Section 6.1) The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.
We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default (unless such Default or Event of Default has been cured or waived within such 30-day time period), which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof. (Section 6.1)
If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. (Section 6.2) We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.
The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. (Section 7.1(e)) Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 6.12)
No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:
•
that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

•
the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days. (Section 6.7)
Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment. (Section 6.8)
The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. (Section 4.3) If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities. (Section 7.5)
Modification and Waiver
We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:
•
to cure any ambiguity, defect or inconsistency;

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to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

•
to provide for uncertificated securities in addition to or in place of certificated securities;

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to add guarantees with respect to debt securities of any series or secure debt securities of any series;

•
to surrender any of our rights or powers under the indenture;

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to add covenants or events of default for the benefit of the holders of debt securities of any series;

•
to comply with the applicable procedures of the applicable depositary;

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to make any change that does not adversely affect the rights of any holder of debt securities;

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to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

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to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

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to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act. (Section 9.1)

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:
•
reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•
reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•
reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•
reduce the principal amount of discount securities payable upon acceleration of maturity;

•
waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•
make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

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make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•
waive a redemption payment with respect to any debt security. (Section 9.3)

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. (Section 9.2) The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration. (Section 6.13)
Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
Legal Defeasance.   The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.
This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred. (Section 8.3)
Defeasance of Certain Covenants.   The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:
•
we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•
any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:
•
depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•
delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred. (Section 8.4)

No Personal Liability of Directors, Officers, Employees or Securityholders
None of our past, present or future directors, officers, employees or securityholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.
Governing Law
The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.
The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.
The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum. (Section 10.10)

DESCRIPTION OF OTHER SECURITIES
We will set forth in the applicable prospectus supplement a description of any depositary shares, warrants, purchase contracts or units issued by us that may be offered and sold pursuant to this prospectus.

GLOBAL SECURITIES
Book-Entry, Delivery and Form
Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.
DTC has advised us that it is:
•
a limited-purpose trust company organized under the New York Banking Law;

•
a “banking organization” within the meaning of the New York Banking Law;

•
a member of the Federal Reserve System;

•
a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•
a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.
Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.
To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.
So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.
Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.
Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.
So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below and unless if otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.
Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.
Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.
The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.
DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.
As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:
•
DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•
we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

•
an Event of Default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.
Euroclear and Clearstream
If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A., which we refer to as “Clearstream,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as “Euroclear,” either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.
Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.
Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.
Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.
Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.
Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.
Other
The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

PLAN OF DISTRIBUTION
We may sell the offered securities from time to time:
•
through underwriters or dealers;

•
through agents;

•
directly to one or more purchasers; or

•
through a combination of any of these methods of sale.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in the applicable prospectus supplement.

LEGAL MATTERS
Latham & Watkins LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Rivian Automotive, Inc. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of Rivian Automotive, Inc. as of December 31, 2025 and December 31, 2024 and for each of the years in the three-year period ended December 31, 2025, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2025 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein.

75,000,000 Shares
Class A Common Stock

Prospectus Supplement

Goldman Sachs & Co. LLC
Allen & Company LLC	Barclays	J.P. Morgan	Morgan Stanley	Wells Fargo Securities
BNP PARIBAS	Citigroup	Deutsche Bank Securities	Mizuho	MUFG	SMBC Nikko
BofA Securities	BTIG
Academy Securities	Mischler Financial Group, Inc.	Siebert Williams Shank

July 7, 2026